Exhibit 10.20

ABM INDUSTRIES INCORPORATED

PERFORMANCE SHARE AGREEMENT

2006 EQUITY INCENTIVE PLAN

The Compensation Committee of the Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of Performance Share Units (“PSs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan, as amended and restated on January 10, 2012 (the “Plan”), as described below.

Grantee Name:	Full_Name

Number of PSs Granted:	PU_amount

Date of Grant:

Performance Period:

Vesting Date:

Performance Share Settlement: Provided you continue to provide services to ABM Industries Incorporated (the “Company”) or any subsidiary or parent of the Company through the applicable Vesting Date, the PSs will become vested and paid out in accordance with the performance objectives, performance period, and other terms set forth in the various attachments hereto, which are incorporated herein by reference. In addition, unvested PSs, shares received in connection with the vesting of PSs and amounts realized on the sale of such shares may be subject to forfeiture under the circumstances set forth in the Plan and the Statement of Terms and Conditions.

The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.

The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the PSs subject to all of their terms and conditions. The Grantee acknowledges that there are tax consequences upon settlement of the PSs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.

By their signatures below, the Company and the Grantee agree that the PSs are granted under and governed by this Performance Share Agreement and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto.

Please sign your name in the space provided below on this Performance Share Agreement and return an executed copy to [Name] , ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

ABM INDUSTRIES INCORPORATED		GRANTEE

By:	/s/ Henrik C. Slipsager
	Henrik C. Slipsager	Full_Name
President & Chief Executive Officer

Date:		Date:

ATTACHMENTS:

2012 Performance Share Program

2006 Equity Incentive Plan

2006 Equity Incentive Plan Statement of Terms and Conditions

2006 Equity Incentive Plan Prospectus